Exhibit 10.1

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) dated as of December 6, 2012, is entered into by and between HALCÓN RESOURCES CORPORATION, a Delaware corporation (the “Company”), and CPP Investment Board PMI-2 Inc. (“CPPIB”).

RECITALS

WHEREAS, pursuant to that certain Common Stock Purchase Agreement by and between the Company and CPPIB executed on October 19, 2012 (the “Purchase Agreement”), CPPIB will receive the number of shares of Common Stock set forth on Schedule 1 attached hereto; and

WHEREAS, as a condition to CPPIB’s obligation to consummate the investment contemplated by the Purchase Agreement, the Company has agreed to grant to CPPIB certain rights with respect to their shares as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

For purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

“Barclays RRA” means that certain Registration Rights Agreement dated as of March 5, 2012, as supplemented or amended, by and between the Company and Barclays Capital, Inc., as lead placement agent.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. or Toronto, Ontario, Canada are authorized or obligated to close.

“Closing” shall mean the closing of the transactions contemplated by the Purchase Agreement.

“Common Stock” means the common stock of the Company, par value $.0001 per share.

“Covered Shares” shall mean (i) the shares of Common Stock issued to CPPIB pursuant to the Purchase Agreement, (ii) any other shares of Common Stock of the Company held by any Holder and (iii) any securities issued or issuable with respect to the shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Equity Securities” means any and all shares of Common Stock and any securities of the Company convertible into or exercisable for, shares of Common Stock, and options, warrants or other rights to acquire shares of Common Stock.

“Excluded Securities” means Equity Securities issued in connection with: (a) a grant to any existing or prospective consultants, employees, officers or Directors pursuant to any stock option plan or other compensation agreement; (b) the conversion or exchange of any securities of the Company into shares of Common Stock or the exercise of any options, warrants or other rights to acquire shares of Common Stock; (c) any acquisition by the Company of the stock, assets, properties or business of any person; (d) any merger, consolidation or other business combination transaction involving the Company; (e) securities issued in connection with any issuance of debt by the Company, and (f) securities issued as a dividend or upon any split or other pro-rata distribution in respect of the outstanding shares of Common Stock.

“HALRES RRA” means the Registration Rights Agreement dated as of February 8, 2012 by and between the Company and HALRES LLC.

“Holders” shall mean CPPIB and all affiliates of CPPIB that become holders of Registrable Securities or Covered Shares, as the case may be.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Directors may have in such capacity) reasonably necessary to cause such result, including causing the adoption of amendments to the Company’s Bylaws to increase the size of the Board; provided, however, that in no event shall Necessary Action include any action that requires approval by the Company’s stockholders or any action that cannot be taken exclusively by the Board under applicable law, NYSE listing standards or the Company’s organizational documents.

“Petro-Hunt RRA” means the Registration Rights Agreement to be entered into upon the closing of the Acquisition (as defined in the Purchase Agreement).

“Registrable Securities” shall mean (i) the shares of Common Stock issued to CPPIB pursuant to the Purchase Agreement, (ii) any other shares of Common Stock of the Company held by any Holder and (iii) any securities issued or issuable with respect to the shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) such securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with Section 7 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

Section 2. Stockholder Board Nomination, Pre-emptive Rights and Voting Agreement.

(a) The Company will, concurrently with the Closing, or within a reasonable time thereafter, cause one person designated in writing by CPPIB (the “CPPIB Board Representative”) to be elected or appointed to the Board as a Class B Director, subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Board or any committee established by the Board to address specified governance issues (the “Nominating and Governance Committee”). After such appointment, so long as the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 5.0% of the outstanding shares of Common Stock, the Company will be required to recommend to its stockholders the election of the CPPIB Board Representative at the Company’s annual meeting, subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Nominating and Governance Committee of the Board (such approval not to be unreasonably withheld or delayed), to the Board. If the Holders no longer beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 5.0% of the outstanding shares of Common Stock, CPPIB will have no further rights under this Section 2(a), and, at the written request of the Board, shall use its reasonable best efforts to cause the CPPIB Board Representative to resign from the Board as promptly as possible thereafter; provided, however, that upon the occurrence of any event which results in the Holders beneficially owning less than 5.0% of the outstanding shares of Common Stock, other than the sale of shares of Common Stock by the Holders, the Holders shall have 45 days after being advised in writing by the Company of the occurrence of such event or otherwise becoming aware that it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) less than 5.0% of the outstanding shares of Common Stock, within which to buy (in accordance with applicable laws) additional shares of Common Stock in the market in order to increase the number of shares of Common Stock it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) to at least 5.0% of the outstanding shares of Common Stock.

(b) If, at any time, the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 20.0% of the outstanding shares of Common Stock, the Company will cause one additional person designated in writing by CPPIB (the “Additional CPPIB Board Representative” and, together with the CPPIB Board Representative, the “CPPIB Board Representatives”) to be elected or appointed to the Board subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Board or the Nominating and Governance Committee; provided, however, that CPPIB shall only have the right to appoint the Additional CPPIB Representative if the Board consists of 10 or more persons (after giving effect to the addition of the Additional CPPIB Board Representative). After such appointment, so long as the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 20.0% of the outstanding shares of Common Stock, the Company will be required to recommend to its stockholders the election of the Additional CPPIB Board Representative at the Company’s annual meeting, subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Nominating and Governance Committee of the Board (such approval not to be unreasonably withheld or delayed), to the Board. If the Holders no longer beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 20.0% of Common Stock, CPPIB will have no further rights under this Section 2(b), and, at the written request of the Board, shall use all reasonable best efforts to cause the Additional CPPIB Board Representative to resign from the Board as promptly as possible thereafter; provided, however, that upon the occurrence of any event which results in the Holders beneficially owning less than 20.0% of the outstanding shares of Common Stock, other than the sale of shares of Common Stock by the Holders, the Holders shall have 45 days after being advised in writing by the Company of the occurrence of such event or otherwise becoming aware that it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) less than 20.0% of the outstanding shares of Common Stock, within which to buy (in accordance with applicable laws) additional shares of Common Stock in the market in order to increase the number of shares of Common Stock it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) to at least 20.0% of the outstanding shares of Common Stock.

(c) The CPPIB Board Representatives (including any successor nominees) duly selected in accordance with Sections 2(a) and 2(b), shall, subject to applicable law, be the Company’s and the Nominating and Governance Committee’s nominees to serve on the Board. The Company shall take all Necessary Actions to cause the CPPIB Board Representatives to be elected as Directors of the Company.

(d) CPPIB shall have the power to designate the CPPIB Board Representatives’ replacements upon the death, resignation, retirement, disqualification or removal from office of such Directors. Such replacement CPPIB Board Representative shall be subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Nominating and Governance Committee of the Board (such approval not to be unreasonably withheld or delayed). The Board shall take all Necessary Actions to cause the Company to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Nominating and Governance Committee’s nominee to serve on the Board, using all reasonable best efforts to have such person elected as a Director and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board).

(e) The CPPIB Board Representatives shall be entitled to the same rights, and shall be bound by the same duties and obligations as other non-management members of the Board generally.

(f) So long as the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, greater than 5.0% of the outstanding shares of Common Stock of the Company, the Holders shall have the pre-emptive right to purchase their pro rata portion of any Equity Securities (other than Excluded Securities) (the “New Securities”) that the Company may, from time to time, propose to issue or sell to any party, whether by way of a public offering or private placement (each, an “Offering”). In order for the Holders to assess such an Offering, the Company shall provide written notice to the Holders when the Company considers a possible Offering in which the Investor would have the right to participate pursuant to this Section 2(f), which notice shall reflect the type of Offering proposed (e.g. marketed deal or private placement). The Company shall provide the Holders with at least four (4) Business Days prior notice of the Company announcing that it is conducting an Offering and the Holders shall, within three (3) Business Days of receipt of the Company’s notice, advise whether the Holders wish to participate in the Offering and the extent of such participation; provided, however, that in the case of a “bought” deal, the Company shall provide the Investor at least 24 hours’ notice of the Company announcing that it is conducting such an Offering and the Holders shall, prior to one-half hour before the Company’s announcement of the Offering, advise the Company as to whether it wishes to participate in the Offering and the extent of such participation. If the Holders do not respond to notice of an Offering received from the Company within the time periods provided for in this Section 2(f), the Holders shall be deemed to have elected not to participate in such Offering. Notwithstanding the foregoing, if issuance of New Securities to the Holders pursuant to this Section 2(f) would require the Company to seek approval of its stockholders under the rules of the New York Stock Exchange, the Company shall not be required to seek approval of its stockholders for such issuance, and the pro rata portion of New Securities that the Holders may purchase shall be limited to the maximum amount of New Securities that the Holders would be able to purchase without stockholder approval; provided, however, that if the Company is seeking its approval of its stockholders for any other reason in connection with the Company’s proposed issuance of New Securities, then the Company shall also seek stockholder approval of the issuance to the Holders of their pro rata portion of the New Securities pursuant to this Section 2(f), and if, such stockholder approval is obtained, the Holders shall be entitled to purchase their full pro rata portion of the New Securities.

(g) CPPIB hereby irrevocably and unconditionally agrees that at any meeting of the stockholders of the Company at which action is to be taken by the stockholders with respect to the transactions contemplated by the Acquisition Agreement, including, without limitation, (i) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder and (ii) approval of the conversion of the Company’s convertible preferred stock issued to Petro-Hunt and Pillar Energy (the “Transactions”), however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company relating to the Transactions, CPPIB shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto (x) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum, and (y) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares in favor of the Transactions and any other action reasonably requested by the Company in furtherance thereof, submitted for the vote or written consent of stockholders.

Section 3. Mandatory Shelf Registration.

(a) The Company agrees to file with the Commission a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities (including a prospectus, any amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Shelf Registration Statement”). The Company agrees to use its reasonable best efforts to cause any Mandatory Shelf Registration Statement to be declared effective by the Commission within 365 days following the Closing Date.

(b) The Company shall use its reasonable best efforts to cause any Mandatory Shelf Registration Statement to remain continuously effective until the earlier of (i) the sale pursuant to a registration statement of all of the Registrable Securities covered by the Mandatory Shelf Registration Statement, (ii) the sale, transfer or other disposition pursuant to Rule 144 of all of the Registrable Securities covered by the Mandatory Shelf Registration Statement or (iii) the second anniversary of the effective date of the initial Mandatory Shelf Registration Statement (subject to extension pursuant to Section 12 below); provided, however, that in the event that CPPIB has the right, pursuant to Section 2 hereof, to designate at least one (1) Director, such period under this clause (iii) shall be extended for as long as CPPIB retains such right to designate at least one director. Any Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holders of the Registrable Securities.

Section 4. Underwritten Public Offerings.

(a) Following the expiration of the Lock-Up Period and for so long as CPPIB retains the right to designate at least one Director pursuant to Section 2 of this Agreement, the Holders shall have the right to require the Company to conduct one (1) underwritten public offering of all or a portion of the Holders’ Registrable Securities in accordance with this Section 4 (an “Underwritten Offering”); provided, however, that in no event shall the Company be required to conduct an Underwritten Offering for less than a minimum of $10 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities held by the Holders requesting the Underwritten Offering (the “Requesting Holders”) by the average of the closing price on the NYSE for the Common Stock for the ten trading days preceding the date of such notice). In addition, if at any time and for so long as the Holders beneficially own

(as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB)), in the aggregate, over 15.0% of the issued and outstanding shares of Common Stock of the Company, the Holders shall be entitled to require the Company to conduct one (1) additional Underwritten Offering pursuant to the terms of this Agreement; provided, however, that the Company shall not be required to effect more than two (2) Underwritten Offerings pursuant to this Section 4; and provided, further, that the Company shall not be required to effect more than one (1) Underwritten Offering in any twelve (12) month period.

(b) Upon the request of the Requesting Holders (which request shall specify the Registrable Securities intended to be included in such Underwritten Offering), the Company will use its reasonable best efforts to effect such Underwritten Offering in accordance with the procedures set forth in Section 11 below; provided, however, that the Company shall have the right to defer such Underwritten Offering in accordance with Section 12 below.

(c) In addition, the Requesting Holders shall give notice to the Company of the managing underwriters for such proposed Underwritten Offering, such managing underwriters to be subject to the approval of the Company, not to be unreasonably withheld.

(d) If an Underwritten Offering pursuant to this Section 4 is commenced, but not completed for any reason (other than as a result of the Requesting Holders’ (i) determination not to complete the Underwritten Offering, (ii) failure to provide all necessary information regarding the Requesting Holders to the Company or the underwriters or (iii) failure to satisfy any of the covenants or conditions contained in the underwriting agreement relating to such Underwritten Offering), such Underwritten Offering will not count as one of the Underwritten Offerings that the Company is obligated to effect pursuant to this Section 4.

Section 5. Piggy-Back Registration Rights.

(a) If the Company proposes to file, on its own behalf, a Registration Statement under the Securities Act on Form S-1 or S-3 or similar forms available for use by the Company, other than pursuant to Section 3 of this Agreement or on Form S-8 in connection with a dividend reinvestment, employee stock purchase, option or similar plan or on Form S-4 in connection with a merger, consolidation or reorganization, the Company shall give written notice to CPPIB at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by the Holders. If any Holder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to the Company within three (3) Business Days after the date of receipt of such offer specifying the amount of Registrable Securities to be registered (for purposes of this Section 5, “Specified Shares”). The Company shall thereupon include in such filing the Specified Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its reasonable best efforts to effect the registration under the Securities Act of the Specified Shares.

(b) The right of any Holder to have Specified Shares included in any Registration Statement in accordance with the provisions of this Section 5 shall be subject to the following conditions:

(1) The Company shall have the right to require that the Holders agree to refrain from offering or selling any shares of Common Stock that it owns which are not included in any such Registration Statement in accordance with this Section 5 for any reasonable time period, not to exceed ninety (90) days, as may be specified by any managing underwriter of the offering to which such Registration Statement relates.

(2) If (A) a registration pursuant to this Section 5 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (B) the managing underwriter of such underwritten offering shall inform the Company and the Holders by letter of its belief that the amount of Specified Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company or a majority of such requesting stockholders, including the Holders, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, the securities being offered by the Company for its own account; second, any shares of common stock requested to be included in such Registration Statement pursuant to the Barclays RRA; third, the Specified Shares and any shares of common stock requested to be included in such Registration Statement pursuant to the HALRES RRA and the Petro-Hunt RRA, pro rata on the basis of the amount of shares of Common Stock so proposed to be sold and so requested to be included by all such stockholders, including the Holders; and fourth, the securities of the Company, if any, proposed to be included in the registration by any other holders of the Company’s securities (whether or not such holders have contractual rights to include such securities in the registration).

The Company shall furnish the Holders with such number of copies of the Prospectus as the Holders may reasonably request in order to facilitate the sale and distribution of their Specified Shares.

(c) Notwithstanding the foregoing, the Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified in Section 5(a) is given without liability to the Holders.

Section 6. Participation in Underwritten Offering. No Holder may participate in any Underwritten Offering unless such Holder (a) agrees to sell its Registrable Securities included in such registration on the basis provided in any underwriting arrangements approved by the holders of at least a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided, however, that no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriters other than such representations, warranties or agreements as are customary and reasonably requested by the underwriters.

Section 7. Exclusive Registration Rights and Transfer.

The rights of CPPIB, as the initial Holder under this Agreement, may upon notice to the Company be transferred to any of CPPIB’s affiliates to which any Registrable Securities are transferred; provided that any such transferee shall have executed and delivered to the Company an agreement in form and substance reasonably acceptable to the Company whereby such transferee agrees to be bound by the terms and conditions of this Agreement as if such transferee were an original party hereto. Except as provided in this Section 7, the rights granted under this Agreement are granted specifically to and for the benefit of CPPIB and shall not pass to any other transferee of Registrable Securities. From and after the date of this Agreement, the Company will not, without the prior written consent of CPPIB, enter into any agreement with respect to its securities that violates the rights granted to CPPIB in this Agreement. The foregoing shall not restrict or prevent the Company from entering into any other agreement with any party pertaining to the registration by the Company of such party’s Common Stock, provided, however, that no such agreement shall grant to any Person registration rights that are superior or preferential to the rights granted to the Holders hereunder or that would otherwise frustrate the purposes of this Agreement. Except as set forth in Schedule 2 attached hereto, the Company represents and warrants to CPPIB that, as of the date hereof, the Company is not a party to any agreement, other than this Agreement, pertaining to the registration by the Company of Common Stock.

Section 8. Expenses. The Company shall bear all the expenses in connection with any Registration Statement under this Agreement, other than transfer taxes payable on the sale of Shares, the fees and expenses of counsel engaged by the Holders and fees, commissions and discounts of brokers, dealers and underwriters.

Section 9. Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, the Company notifies the Holders that an amendment to such Registration Statement or an amendment or supplement to the prospectus included therein is necessary or appropriate, the Holders will forthwith cease selling and distributing Shares thereunder and will, upon the Company’s request, forthwith redeliver to the Company all copies of such Registration Statement and prospectuses then in its possession or under its control. The Company will use its reasonable best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish the Holders with a reasonable number of copies of such amended or supplemented prospectus (and the period during which the Company is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by a number of days equal to the number of days in the period from the date on which any Holder was required to cease selling and distributing Shares thereunder to the date on which the Company delivers copies of such effective amendment or supplement to each Holder).

Section 10. Cooperation. The Company shall be entitled to require the Holders to cooperate with the Company in connection with a registration of Registrable Securities pursuant to this Agreement and each Holder will furnish (i) such information concerning such Holder as may be required by the Company or the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be required by the Commission in connection therewith.

Section 11. Underwritten Offering Procedures. Upon the receipt of a request for any Underwritten Offering pursuant to Section 4 of this Agreement, the Company will use its reasonable best efforts to effect such Underwritten Offering, and pursuant thereto the Company will as expeditiously as possible:

(a) To the extent necessary to register any Registrable Securities that are not registered under the Mandatory Shelf Registration Statement, amend the Mandatory Shelf Registration Statement to add such Registrable Securities or prepare and file with the Commission a new registration statement on an appropriate form under the Securities Act (an “Additional Registration Statement” and, together with the Mandatory Shelf Registration Statement, a “Registration Statement”)) and use its reasonable best efforts to cause such Additional Registration Statement to become effective at the earliest practicable date, but in no event later than thirty (30) days from the Company’s receipt of the Holder’s request to have Registrable Securities included such Registration Statement; provided, that before filing any Additional Registration Statement or any prospectus or any amendments or supplements to any Registration Statement or any prospectus, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will promptly furnish to the Requesting Holders and the underwriters copies of all such documents proposed to be filed, which documents will be subject to the review of the Requesting Holders and the underwriters, and the Company will not file any Registration Statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requesting Holders or the underwriters shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

(b) Prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3(b) or, with respect to any Additional Registration Statement, for such period of time as is necessary to complete an Underwritten Offering pursuant to this Agreement; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in such Registration Statement or prospectus or supplement to such prospectus.

(c) Notify the Requesting Holders and the managing underwriters promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (j) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a Registration Statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosures and post-effective amendment.

(d) Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

(e) If requested by the managing underwriters or the Requesting Holders, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Requesting Holders reasonably request be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering; make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement to the extent reasonably requested by the Requesting Holders or any underwriter of such Registrable Securities.

(f) Furnish to the Requesting Holders and each managing underwriter without charge, at least one signed copy of the Registration Statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

(g) Deliver without charge to the Requesting Holders and the underwriters as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by such Requesting Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Requesting Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Requesting Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

(i) Upon the occurrence of any events described in paragraph (c)(ii) through (c)(vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Enter into such customary and reasonable agreements (including an underwriting agreement) and take all such other actions reasonably necessary in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Requesting Holders as to the Registration Statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof with respect to the Registration Statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Requesting Holders) addressed to the Requesting Holders and the underwriters covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Requesting Holders and such underwriters; (iv) use reasonable best efforts to obtain comfort letters and updates thereof from the Company’s independent certified public accountants addressed to the Requesting Holders and the underwriters such letters to be in customary form and covering matters of the type customarily covered in comfort letters by accountants in connection with underwritten offerings; (v) any underwriting agreement entered into shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) the Company shall deliver such documents and certificates as may be reasonably requested by the Requesting Holders and the managing underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

(k) Make available for inspection by a representative of the Requesting Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Requesting Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration;

provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order after prior written notice to the Company and cooperation with it in seeking a protective order.

(l) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of the Company’s first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(m) Use its reasonable best efforts to list all Registrable Securities covered by the Registration Statement on the New York Stock Exchange and any other securities exchange or trading market on which any of the equity securities of the Company of the same class as the Registrable Securities are then listed.

(n) For so long as either (i) CPPIB retains the right to designate at least one Director pursuant to Section 2 or (ii) the Company is required to maintain the effectiveness of the Mandatory Shelf Registration Statement pursuant to Section 3 hereof, maintain the effectiveness of the registration of the Common Stock under the Exchange Act and use its reasonable best efforts to prepare and file in a timely manner all documents and reports required by such Act.

(o) If the Company, in the exercise of its reasonable judgment, objects to any change requested by the Requesting Holders or the underwriters to any Registration Statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section 11, the Company shall not be obligated to make any such change and such Requesting Holders may withdraw their Registrable Securities from such registration or Underwritten Offering, in which event (i) the Company shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such Registration Statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of an Underwritten Offering being effected pursuant to Section 4, such registration shall not count as one of the Underwritten Offerings the Company is obligated to effect pursuant to Section 4.

Section 12. Suspension Period.

(a) Subject to the to the provisions of this Section 12 and a good faith determination by a majority of the Board that it is in the best interests of the Company to suspend the use of the Mandatory Shelf Registration Statement, following the effectiveness of such Mandatory Shelf Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Securities pursuant to such Mandatory Shelf Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than 60 days in any 90-day period or more than 120 days in any 12-month period), if any of the following events shall occur: (i) an underwritten public offering of Common Stock by the Company if the Company is advised by the underwriters that the concurrent resale of the Registrable Securities by the Holders pursuant to the Mandatory Shelf Registration Statement would have a material adverse effect on the Company’s offering, or (ii) pending discussions relating to a transaction or the occurrence of an event (1) that would require additional disclosure of material information by the Company in the Mandatory Shelf Registration Statement and that has not been so disclosed, and (2) as to which the Company has a bona fide business purpose for preserving confidentiality. Upon the earlier to occur of (A) the Company delivering to the Holders an End of Suspension Notice, as hereinafter defined, or (B) the end of the maximum permissible suspension period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Mandatory Shelf Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Mandatory Shelf Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Mandatory Shelf Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Mandatory Shelf Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Securities pursuant to any Mandatory Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Mandatory Shelf Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 12 with respect to the Mandatory Shelf Registration Statement, the Company agrees that it shall extend the period of time during which such Mandatory Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided such period of time shall not be extended beyond the date that Shares or Additional Shares are not Registrable Securities.

(d) In addition, upon the occurrence of any Suspension Event, the Company may defer any Underwritten Offering requested pursuant to Section 4 of this Agreement for a period of up to sixty (60) days upon written notice to the Requesting Holders; provided, however, that the Company may not utilize this right with respect to a request under Section 4 of this Agreement more than once in any twelve (12) month period.

Section 13. Indemnification.

(a) In the event of any registration of any securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, any underwriter and each other Person, if any, who controls any Holder or an underwriter within the meaning of the Securities Act, and the respective officers, directors, partners, members and employees of any Holder, any underwriters and controlling Persons, from and against any and all losses, claims, damages or liabilities, joint or several, to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, and any other document prepared by the Company and provided to Holders for their use in connection with the registered offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company; provided, however, that the Company will not be liable to an indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Registration Statement, preliminary prospectus or final or summary prospectus or any amendment or supplement thereto or other document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified Person, specifically for use in the preparation thereof.

(b) In the event of any registration of securities under the Securities Act pursuant to this Agreement, each Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter and each other Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Holders; provided, however, that any liability or obligation of the Holders under this Section 13(b) shall only apply if, and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by the Holders pursuant to this Section 13 shall not exceed the net proceeds received by the Holders in the related registration and sale.

(c) Promptly after receipt by a party entitled to indemnification under Section 13(a) or 13(b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps or (ii) if the defendants in any such action include the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume its own legal defense and otherwise to participate in the defense of such action, with any expenses and fees related to such participation to be reimbursed by the indemnifying party. The indemnity and contribution agreements in this Section 13 are in addition to any liabilities which the indemnifying parties may have pursuant to law.

(d) If the indemnification provided for in this Section 13 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, or is insufficient to hold the indemnified party harmless therefrom, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 13, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 14. Sales under Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit the Holders to sell the Registrable Securities without registration, the Company agrees for so long as either (i) CPPIB retains the right to designate at least one Director pursuant to Section 2 of this Agreement or (ii) the Company is required to maintain the effectiveness of the Mandatory Shelf Registration Statement pursuant to Section 3 hereof to:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144 (or any successor provision);

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Holders forthwith upon request (i) a written statement by the Company that it has complied with the foregoing requirements and (ii) such other information as may be reasonably requested by any Holder in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration.

Section 15. Removal of Legend. The Company agrees, to the extent allowed by law, to remove any legends describing transfer restrictions applicable to the Registrable Securities (i) upon the sale of such securities pursuant to an effective Registration Statement under the Securities Act or in accordance with the provisions of Rule 144 under the Securities Act, or (ii) upon the written request of any holder of Registrable Securities if the Holders have held the Registrable Securities for at least one year and such securities may then be sold without restriction under Rule 144 and such Holders provide to the Company any information that the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws.

Section 16. Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, or via overnight delivery service and shall be addressed to the other parties at the addresses listed on the signature pages hereof. Notice shall be deemed effective upon receipt or refusal.

Section 17. Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Company and CPPIB. Any such modification, amendment or waiver shall be binding on all holders of Registrable Securities and all Persons who may thereafter acquire any Registrable Securities.

Section 18. Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

Section 19. Partial Invalidity. If any clause, sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part that is invalid, unenforceable or contrary to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or part of this Agreement so invalidated, unenforceable or against public policy.

Section 20. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.

Section 21. Governing Law. This Agreement shall be governed and construed according to the laws of the State of New York, without regard to its conflicts of law principles.

Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

Section 23. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 24. Termination. The provisions of Sections 2, 3, 4, 5, and 6 of this Agreement shall terminate upon the time that the Holders no longer hold Registrable Securities.

Section 25. Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HALCÓN RESOURCES CORPORATION

By:	/s/ David S. Elkouri
Name:	David S. Elkouri
Title:	Executive Vice President, General Counsel
and Assistant Secretary

Halcón Resources Corporation 1000 Louisiana, Suite 6700 Houston, Texas 77002 Attention: David S. Elkouri Fax: (713) 589-8019

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 Attention: William T. Heller IV Fax: (713) 654-1871

Signature Page to Stockholders Agreement

CPP INVESTMENT BOARD PMI-2 INC.

By:	/s/ Eric M. Wetlaufer

Name:	Eric M. Wetlaufer
Title:	Authorized Signatory

By:	/s/ Scott Lawrence
Name:	Scott Lawrence
Title:	Authorized Signatory

Address for Notice:

One Queen St. East Suite 2500 P.O. Box 101 Toronto, Ontario M5C 2W5 Attention: R. Scott Lawrence, Vice-President, Head of Relationship Investments Fax: (416) 868-8690

With copies (which shall not constitute notice) to:

CPP Investment Board PMI-2 Inc. Suite 2500 P.O. Box 101 Toronto, Ontario M5C 2W5 Attention: John Butler, Senior Vice-President, General Counsel and Corporate Secretary Fax: (416) 868-4760 and

Vinson & Elkins, L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 Attention: Keith R. Fullenweider Fax: (713) 615-5085

Signature Page to Stockholders Agreement

Schedule 1

Securities to be Purchased by CPPIB Pursuant to the Purchase Agreement

1. 41,899,441 shares of Common Stock

Schedule 1

Schedule 2

Other Agreements Pertaining to Registration of Common Stock

1.	Registration Rights Agreement, dated February 8, 2012, between the Company and HALRES LLC, and the First Amendment thereto, dated December 6, 2012.

2.	Registration Rights Agreement, dated March 5, 2012, between the Company and Barclays Capital, Inc.

3.	Registration Rights Agreement, dated August 1, 2012 by and between the Company and the parties listed on Exhibit A thereto.

4.	Registration Rights Agreement by and between the Company and Petro-Hunt Holdings LLC and Pillar Energy Holdings LLC, dated on or about the date of the Acquisition Agreement.

Schedule 2